UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)	February 20, 2008

CHINA ENERGY CORPORATION (Exact name of registrant as specified in its chapter)

NEVADA	000-51787	98- 0522950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

6130 Elton Avenue, Las Vegas, Nevada		90107
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(702) 216-0472

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR.240.14d -2(b))
( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR
240.13e -4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 - Corporate Governance and Management.

Section 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 20, 2008, Mr. WuSheng Liu resigned as CFO of China Energy Corporation (the "Company"). Mr. Liu resigned as a result of personal reasons.

Effective February 20, 2008, Mr. Fu Xu was appointed CFO of the Company. Mr. Xu will oversee the Company’s financial department, and will work closely with the President in implementing investment projects, financial budgets and forecasts.

Mr. Fu Xu obtained his diploma in Financial Management from the Inner Mongolia Finance and Economics Academy in 1989. Mr. Xu brings his experience in financial management and internal audit from his work from previous companies of which he was appointed CFO. From 1989 until 2000, Mr. Xu was the CFO of Inner Mongolia Foreign Trade Group Co., Ltd. From 2000 until 2007, Mr. Xu was the CFO of Inner Mongolia XiRiMu Dry Goods Co., Ltd.

Mr. Xu does not have family relationships with any other director or executive officer of the Company, and neither have been a party to any transaction with the Company during the past fiscal year ended November 30, 2007. The Company currently does not have an employment agreement with Mr. Xu.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ENERGY CORPORATION

Date : February 25, 2008 By : /s/ WenXiang Ding WenXiang Ding, President and CEO